June 17, 2026

To The Board of Directors of BioForce Nanosciences Holdings, Inc
2020 General Booth Blvd
Suite 230
Virginia Beach, VA 23454

Re: Resignation

Chairman of the Board,

Effectively immediately, I tender my immediate resignation as Co-CEO and from the Board of Directors. I have no shares of the company nor am I do any financial compensation.

Sincerely,

John LaViolette
Co-CEO
Director